UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 5, 2009
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On November 5, 2009, American Campus Communities, Inc. (the “Company”) announced that Brian B. Nickel will resign as the Company’s Senior Executive Vice President and Chief Investment Officer, effective March 31, 2010, to explore entrepreneurial opportunities. Mr. Nickel will remain at the Company through that time to assist in an orderly transition of his day-to-day responsibilities. Mr. Nickel will continue as a member of the Board of Directors of the Company.
     The Company and Mr. Nickel entered into a Separation Agreement, dated as of November 5, 2009 (the “Separation Agreement”), a copy of which is attached hereto as Exhibit 99.1. The Separation Agreement provides, among other things, that (i) the Company will continue to pay Mr. Nickel his base salary and all other payments and benefits to which he is entitled under his current employment agreement with the Company through March 31, 2010 and may pay Mr. Nickel an annual bonus for 2009 in an amount determined by the Compensation Committee of the Board of Directors in its sole discretion based on Mr. Nickel’s performance, (ii) Mr. Nickel will retain all of the restricted stock awards, common units and other stock-based awards previously granted to him that have vested as of March 31, 2010 and will forfeit all portions of any restricted stock awards or other stock-based awards unvested as of March 31, 2010, (ii) Mr. Nickel will receive the same compensation as the other non-employee directors (other than the Chairman of the Board) for his service as a member of the Board beginning March 31, 2010, and (iii) the Confidentiality and Noncompetition Agreement, dated as of August 11, 2004, between the Company and Mr. Nickel will survive the termination of Mr. Nickel’s employment with the Company.
Item 7.01 Regulation FD Disclosure
     The press release related to Mr. Nickel’s resignation is attached hereto as Exhibit 99.2.
     Such information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2009	AMERICAN CAMPUS COMMUNITIES, INC.
	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Separation Agreement, dated as of November 5, 2009, between American Campus Communities, Inc. and Brian B. Nickel

99.2	Press Release, dated November 5, 2009